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                                                                      EXHIBIT 23


                          CONSENT OF ERNST & YOUNG LLP
                              INDEPENDENT AUDITORS


      We consent to the incorporation by reference in the Registration Statements on Form S-8 (Numbers 33-85216, 33-81270, 333-17755, 33-78820,
33-95584, 33-95696, 333-06221, 333-23757, 333-49133, 333-58327, 333-73271 and
333-59566) pertaining to the Friedman's Inc. 1993 Stock Option Plan, Friedman's Inc. 1994 Stock Option Plan for Outside Directors, Friedman's Inc. Amended and Restated 1994 Stock Option Plan for Outside Directors, Friedman's Inc. 1994 Qualified Employee Stock Purchase Plan, Friedman's Inc. 1994 Stock Option Plan, Friedman's Inc. 1995 Stock Option Plan, Friedman's Inc. 1996 Stock Option Plan, Friedman's Inc. 1997 Stock Option Plan, Friedman's Inc. Retirement Savings Plan and Friedman's Inc. 1999 Long-Term Incentive Plan, of our report dated October 26, 2001 with respect to the consolidated financial statements and schedule of Friedman's Inc. included in the Annual Report on Form 10-K for the year ended September 29, 2001.


                                               /s/ Ernst & Young LLP

Atlanta, Georgia
December 21, 2001